Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Harsco Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Patrick K. Decker, F. Nicholas Grasberger, III, Barry E. Malamud and A. Verona Dorch, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 30th day of July 2013.

/s/ Patrick K. Decker Patrick K. Decker President and Chief Executive Officer; Director (Principal Executive Officer)	/s/ Stuart E. Graham Stuart E. Graham Director

/s/ F. Nicholas Grasberger, III F. Nicholas Grasberger, III Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ Terry D. Growcock Terry D. Growcock Director

/s/ Barry E. Malamud Barry E. Malamud Vice President and Corporate Controller (Principal Accounting Officer)	/s/ Henry W. Knueppel Henry W. Knueppel Non-Executive Chairman; Director

/s/ James F. Earl James F. Earl Director	/s/ James M. Loree James M. Loree Director

/s/ Kathy G. Eddy Kathy G. Eddy Director	/s/ Andrew J. Sordoni, III Andrew J. Sordoni, III Director

/s/ David C. Everitt David C. Everitt Director	/s/ Dr. Robert C. Wilburn Dr. Robert C. Wilburn Director